                                                                    EXHIBIT 10.5
                                                                    ------------

            PRE-INCORPORATION AND SHAREHOLDER RESTRICTIVE AGREEMENT
            -------------------------------------------------------

          THIS AGREEMENT, made and entered into this 7 day of October, 1991, by, between and among PAUL D. FAJERSKI, CHARLES R. DRENNING and RANDOLPH S. FOWLER (hereinafter collectively "Individual Shareholders") and ADELPHIA COMMUNICATIONS CORPORATION, a Delaware company (hereinafter the "Corporate Shareholder").

                              W I T N E S S E T H:
                              --------------------

          WHEREAS, the parties to this Agreement desire to organize a Company to conduct the business of telecommunications and information movement and management; and

          WHEREAS, the Individual Shareholders and Corporate Shareholder desire to invest money in such company, and the Corporate Shareholder shall lend money, guarantee loans and/or contribute assets to the company; and

          WHEREAS, because of the particular nature of the business to be conducted by such a company and the contributions to the success thereof believed to flow from the parties hereto, the parties to this Agreement desire to provide for the stability of such a company and to promote continuity in its management policies and stock ownership.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions, stipulations and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, do mutually covenant and agree as follows:

1.  Preambles.
    ----------

          The preambles set forth in Paragraphs 1 through 3 above are incorporated herein by reference thereto.

2.  Formation of Company.
    ---------------------

          The parties hereto shall, as soon as possible, form company under the laws of the State of Delaware.

3.  Name of Company.
    ----------------

          The name of the company shall be Hyperion Telecommunciations, Inc. (hereinafter the "Company"), or, if such name is not available, such other name as the parties hereto shall select.

4.  Purposes of Company.
    --------------------

          The purposes for which the Company shall be formed are: to conduct or promote any and all lawful business or purposes, except as may otherwise be provided by the Constitution or other law of the State of Delaware.

5.  Organization of Company.
    ------------------------

          The Company shall be organized in such a manner that:

          (a)  The duration of the Company shall be perpetual.

          (b)  There shall be between seven (7) and eleven (11) directors.

          (c) The officers of the Company shall be a Chairman of the Board, Vice Chairman of the Board, President, Vice Presidents, Treasurer and Secretary.

          (d) The principal office of the Company shall be located at Coudersport, Pennsylvania.

          (e) The books and records of the Company shall be maintained at the registered office of the Company.

          (f) The Company shall be qualified to do business in such states as shall be determined by the Board of Directors.

          (g) The capital stock of the Company shall consist of One Thousand (1,000) shares of common stock, $1.00 par value (hereinafter the "Shares") to be issued as set forth below:

          Paul D. Faerski                       36.666 shares
          Charles R. Drenning                   36.666 shares
          Randolph S. Fowler                    36.666 shares
          Adelphia Communications Corporation  890.002 shares

6.  Corporate Actions.
    ------------------

          The parties agree that promptly following the execution of this Agreement they shall:

          (a)  elect Paul D. Fajerski, Charles R. Drenning, Randolph S. Fowler,
                 ,                       ,                    , and
- -----------------  ----------------------  -------------------
                             directors of the Company.
- ----------------------------

          (b)  Cause the following persons to be elected as officers of the
Company:
                                        Chairman of the Board
          ---------------------
                                        Vice Chairman of the Board
          ---------------------
                                        President
          ---------------------
          Paul D Fajerski               Vice President
          Charles R. Drenning           Vice President
          Randolph S. Fowler            Vice President
                                        Secretary
          ---------------------
                                        Treasurer
          ---------------------

These officers shall serve until their successors are elected by the Board of Directors.

          (c) The initial Articles and By-Laws of the Company shall be in such form as approved by the Shareholders. The Articles of the Company may only be amended with the consent of the Shareholders.

          (d) The fiscal year of the Company shall end on March 31, of each year.

          (e) The Corporate Shareholder shall select the accountants and the attorneys for the Company.

          (f) The books of account of the Company shall be maintained in accordance with generally accepted accounting principles consistently applied.

          (g) If the Corporate Shareholder shall provide full management services, it shall be paid a management fee of 5% of the gross revenues of the Company, and in addition be paid or reimbursed for direct expenses.

          (h) If the Company shall provide services or personnel to the Corporate Shareholder, such services or personnel shall be compensated for at the reasonable cost of such services and, in addition, the Company.

          (i)  shall be paid or reimbursed for direct expenses.

          (j)  Cause the Company to enter into Employment Agreements with Paul
     D. Fajerski, Charles R. Drenning and Randolph S. Fowler in substantially the form attached hereto, made a part hereof and marked Exhibit A.

7.  Loan and Guarantees.
    --------------------

          From time to time after the formation of the Company, the Corporate Shareholder, in its sole discretion, may lend money to the Company, guarantee loans and/or transfer assets at their fair market value to the Company. In the event the Corporate Shareholder lends money or contributes assets to the Company, such loans or the value of the contributed assets shall be evidenced by the Company's Note in the form reasonably acceptable to the Shareholders. Interest on the Note(s) shall be 20% per annum for money and/or assets used to develop areas where the Corporate Shareholder has an operating cable system or is installing a cable system jointly with the Company and Prime + 3% per annum in new areas where the Corporate Shareholder does not have a cable system. The Individual Shareholders shall not be required to guarantee any loans,

8.  General Restriction on Transfer.
    --------------------------------

          (a)  Restriction.  A Shareholder shall not give, sell, transfer,
               ------------
     assign, pledge, hypothecate or otherwise dispose of ("transfer") any Shares, or agree to transfer any Shares, whether now held or hereafter acquired by the Shareholder, except in accordance with the provisions of this Agreement.

          (b)  Effect of Purported Transfer.  Any purported transfer of Shares
               -----------------------------
     by a Shareholder that is not in accordance with the provisions of this Agreement shall be null and void, and shall not operate to transfer any right, title or interest in such Shares to the purported transferee. The Company shall not cause or permit the transfer of any certificate representing any Shares to be made on its books unless the transfer is permitted by this Agreement and has been made in accordance with its terms.

          (c)  Transfers to Family Members.  An Individual Shareholder may,
               ----------------------------
     during the Shareholder's lifetime or upon his death, transfer Shares to or for the benefit of his or her spouse or any of his or her lineal descendants or any spouse of any such descendant without complying with
     Section 9, provided, however, that such transferee shall enter into a voting trust granting an Individual Shareholder or a third party acceptable to the Corporate Shareholder the right to vote said shares. A transferee of Shares under this Section shall be deemed to be a Shareholder from and after the date of transfer for all purposes of this Agreement and shall receive and hold the Shares subject to the terms of this Agreement, including the provisions of this Section.

     Any transfer under this Section to a person other than a Shareholder who has signed this Agreement shall be effective only upon the written Agreement of the transferee to be bound by this Agreement as if an original signatory party.

9.  Rights of First Refusal Based on Third-Party Offers.
    ----------------------------------------------------

          (a)  Company and Shareholder Options.  Except as provided in Section
               --------------------------------
     8, no Individual Shareholder shall transfer any Shares unless the Individual Shareholder shall have first offered to sell such Shares to the Company, the Corporate Shareholder and the other Shareholders in accordance with the following provisions:

               (i)   Offer to Sell to the Company.  The Individual Shareholder
                     -----------------------------
                     proposing to transfer Shares (the "Transferring Shareholder") shall first offer to sell the Shares to be transferred (the "Offered Shares") to the Company by notice to the Company which shall contain the name and address of the prospective transferee and, if the prospective transferee is a purchaser, the terms of the proposed sale or exchange, which shall be limited to cash, securities listed on an exchange and/or indebtedness and shall not include other property (the "First Notice"). A copy of the First Notice shall be delivered to each Shareholder at the time it is delivered to the Company. Regardless of the terms of any proposed sale or exchange, the offer to the Company shall be at a price per Share equal to the lower of the price under the terms of the proposed sale or exchange (the "Purchase Price") or the Share Value as defined and determined in accordance with Section 12, and shall be payable as set forth in subsection 13(c).

               (ii)  Acceptance of Offer by the Company or Corporate
                     -----------------------------------------------
                     Shareholder.  For a period of 15 days following receipt
                     ------------
                     of the First Notice by the Company, the Company or the Corporate Shareholder shall have the option to accept the offer contained in the First Notice. Such option shall be exercised in writing by the Company or the Corporate Shareholder by notice to the Transferring Shareholder with copies to the other Shareholders (the "Exercise Notice") stating the number of Offered Shares that the Company or the Corporate Shareholder elects to purchase. If the Company or the Corporate Shareholder elects not to purchase any of the Offered Shares, the Secretary of the Company or the Corporate Shareholder shall give written notice to that effect to the Transferring Shareholder with copies to the other Shareholders (the "Rejection Notice") not later than 45 days following the Company's receipt of the First Notice.

               (iii) Offer to Sell to Remaining Shareholders.  If the Company
                     ----------------------------------------
                     or the Corporate Shareholder does not exercise its option to purchase all the Offered Shares under paragraph (a)(ii), the other Individual Shareholders of the Company (the "Remaining Shareholders") shall have the option to purchase any of the Offered Shares that the Company or the Corporate Shareholder does not elect to purchase at the same price per share at which the Shares were offered to the Company under paragraph (a)(i), payable as set forth in subsection
                     (b). If the prospective transferee is a Shareholder, that Shareholder shall be deemed to be a Remaining Shareholder and may participate in the option granted under this paragraph.

               (iv)  Acceptance of Offer by Remaining Shareholders. Within 20
                     ----------------------------------------------
                     days after the receipt of a copy of the Exercise Notice or the Rejection Notice, as the case may be, any Remaining Shareholder desiring to acquire any part or all of the Offered Shares not purchased by the Company or the Corporate Shareholder shall deliver to the Secretary of the Company a written election to purchase the Shares or a specified number of them (a "Remaining Notice"). If the total number of Shares specified in the Remaining Notices exceeds the number of available Offered Shares, each Remaining

                     Shareholder shall have priority, up to the number of Shares specified in the Remaining Shareholder's Remaining Notice, to purchase such portion of the available Shares as the number of the Shares that the Remaining Shareholder holds bears to the total number of Shares held by all Remaining Shareholders electing to purchase. The Shares not purchased on such a priority basis shall be allocated in one or more successive allocations to those Remaining Shareholders electing to purchase more than the number of Shares in which they have a priority right, up to the number of Shares specified in their respective Remaining Notices, in the proportion that the number of Shares held by each Remaining Shareholder bears to the number of Shares held by all Remaining Shareholders. Within 20 days after receipt of the Remaining Notices from all Remaining Shareholders or, if some Remaining Shareholders make no election, within 20 days after the expiration of the 20-day period provided by this paragraph for the making of an election, whichever is earlier, the Secretary of the Company shall notify the Transferring Shareholder and each Remaining Shareholder electing to purchase of the number of Shares to which such election was effective.

               (v)   Closing; Suspension of Restrictions.  A closing to
                     ------------------------------------
                     purchase all the Offered Shares shall be held not more than 90 days after receipt by the Company of the First Notice from the Transferring Shareholder pursuant to paragraph
                     (a)(i). If the Company, the Corporate Shareholder and/or the Remaining Shareholders do not purchase all the Offered Shares, the Offered Shares may be transferred by the Transferring Shareholder at any time on or before the expiration of 150 days from the date of receipt by the Company of the First Notice, on the terms and to the prospective transferee specified in the First Notice. A transfer pursuant to the terms of the First Notice shall comply with all applicable state and federal securities laws and the Company may require an opinion of counsel to the Transferring Shareholder to that effect. The transferee will hold the Shares subject to the provisions of this

                     Agreement. A transfer of the Offered Shares shall not be made after the end of the 150-day period, nor shall any change in the terms of the transfer or the identity of the prospective transferee be permitted, without a new offering to the Company and the Shareholders by the Transferring Shareholder in compliance with the requirements of this Section.

          (b)  Payment Terms.  If the total purchase price for the Offered
               --------------
     Shares under subsection (a) shall be $500,000 or less, $250,000 shall be paid in cash or by certified check with the balance paid by promissory judgment note and secured as hereinafter provided. If the total purchase price for the Offered Shares shall be in excess of $500,000, not less than fifty (50%) percent of the total purchase price shall be paid by the Company, the Corporate Shareholder or any other Shareholder in cash or by certified check, with the balance paid by promissory judgment note of the purchaser secured by the Offered Shares with interest only payable in equal installments on the last day of March, June, September and December of each year over a period of two (2) years, and principal and interest payable in twelve (12) equal quarterly installments thereafter until the balance of the purchase price is paid in full with interest commencing not later than the end of the first full calendar quarter after the closing date on the outstanding balance, at the lowest rate of simple interest that would result in there being no unstated interest for purposes of Section 483 of the Internal Revenue Code of 1986. Each promissory judgment note shall provide that if any installment of principal or interest is not paid when due, and if the default continues for a period of 15 days after notice, then, at the election of the holder, the full amount of the principal and interest remaining unpaid shall become immediately due and payable, and the maker shall pay reasonable attorneys' fees to the holder in the event judgment is filed or suit is commenced because of default. The maker of the note shall have the right to prepay the principal without penalty at any time and from time to time, but prepayments shall be in the inverse order of maturity.

          (c)  Abandonment of Transaction.  At any time before the Company, the
               ---------------------------
     Corporate Shareholder and/or the Remaining Shareholders have notified the Transferring Shareholder that they have elected to purchase all of the Offered Shares, the Transferring Shareholder may terminate the rights of the Company, the Corporate Shareholder and the Remaining Shareholders to purchase the Offered Shares under this Section by delivering to the Company and the Shareholders a notice stating that the Transferring Shareholder has abandoned the transfer that was the subject of the First Notice. A subsequent transfer of Shares by the Transferring Shareholder shall not be made without a new offering to the Company and the Shareholders by the Transferring Shareholder in compliance with the requirements of this Section.

          (d)  Right of Co-sale.  Each Remaining Individual Shareholder who so
               -----------------
     desires (a "Co-selling Shareholder") shall have the right to sell under this Section, on the same terms as the Transferring Shareholder either to the Company, the Corporate Shareholder and/or the Remaining Shareholders or to the proposed transferee:

               (i)   a number of Shares equal to the number of Offered Shares;
                     or

               (ii) if the proposed transferee shall elect to purchase only the number of Offered Shares, a number of Shares equal to the Offered Shares multiplied by a fraction, the numerator of which shall be the number of Shares owned by the Co-selling Shareholder, and the denominator of which shall be the number of Shares owned by the Transferring Shareholder and all Co-selling Shareholders exercising rights under this subsection. A Co-selling Shareholder exercising the right of co-sale under this subsection shall be deemed to have waived any right to purchase any or all of the Offered Shares under this Section. Each Co-selling Shareholder shall give notice of his election to sell Shares under this subsection in his Remaining Notice.

10. Sale by Corporate Shareholder.
    ------------------------------

          In the event the Corporate Shareholder desires to sell its Shares in the Company without first receiving an offer to purchase its Shares from a third party, it shall notify the Individual Shareholders in writing of its intent to sell its Shares, and the Individual Shareholders, with or without third-party investors, shall have the right, for a period of 60 days, to make an offer to purchase the Corporate Shareholder's Shares, with a closing to take place 45 days after the Corporate Shareholder accepts the Individual Shareholder's offer. If the Corporate Shareholder shall receive an unsolicited offer to purchase its shares of the Company which the Corporate Shareholder desires to accept, the Individual Shareholders shall not have a right of first refusal.

11. Involuntary Transfers.
    ----------------------

          In the event that the Shares owed by any Shareholder shall be subject to sale or other transfer by reason of (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, (ii) distraint, levy, execution or other involuntary transfer, the Shareholder owning the affected Shares shall give the Company and each other Shareholder written notice thereof promptly upon the occurrence of such event, stating the terms of such proposed transfer, the identity of the proposed transferee, the price, value or consideration, if readily determinable, on the basis of which the Shares are proposed to be transferred, and the number of Shares to be transferred. The Company and other Shareholders shall have the same rights of first refusal, respectively, with respect to the Shares proposed to be transferred as are set forth in Section 9, except that the price to be paid for each Share shall be the lesser of the price, value or consideration assigned the Shares in the involuntary transfer or the Share Value.

12. Share Value.
    ------------

          The "Share Value" shall be determined as follows:

               (i) By the mutual agreement of the Individual Shareholder and the Corporate Shareholder;

               (ii) In the event the Transferring Shareholder and the Corporate Shareholder fail to establish Share Value, the fair market value of Shares shall be determined by a nationally recognized financial advisor selected by the Corporate Shareholder and the Individual Shareholders retained by the Company whose determination of Share Value shall be final and binding on the parties.

               (iii) In the event an Individual Shareholder shall voluntarily terminate his employment with the Company or is terminated for cause within five (5) years from the date of said individual's Employment Agreement, his Share Value shall be reduced by 20% for each year or partial year remaining under said Employment Agreement and, notwithstanding anything herein to the contrary, the total purchase price for his shares shall be made by Note as provided in Section 9(b) above. Cause is defined as willful or intentional misconduct.

13. Forced Purchase or Sale.
    ------------------------

          (a)  Initiation of Offer.  Independently of any other provision of
               --------------------
     this Agreement, any Individual Shareholder, upon termination of employment or any time after five years from the date hereof, whichever first occurs, may, by written notice delivered to the Corporate Shareholder and to the Company, offer to sell all, but not less than all, of the Shares of the Company then owned by the Individual Shareholder, and the Company or Corporate Shareholder shall be required to purchase the Shares at the value determined pursuant to Section 12 above.

          (b)  Initiation of Offer by Corporate Shareholder.  Independently of
               ---------------------------------------------
     any other provision of this Agreement, the Corporate Shareholder or the Company shall have the right to buy all, but not less than all, of the shares owned by all of the Individual Shareholders, and the Individual Shareholders shall sell such shares at any time after ten (10) years from the date hereof at the value determined pursuant to Paragraph 12 above.

          (c)  Payment.  Payment for the Shares shall be made as provided in
               --------
     Section 9(b) above.

14. Limitations on Company.
    -----------------------

          Purchase Generally.  The Company shall not exercise an option to
          -------------------
purchase Shares, nor shall the Company be required to purchase Shares, if the purchase on the terms proposed would be prohibited at the time under 15 Pa. C.S,
(S) 1551 or other applicable provision of law.

15. Merger, Consolidation.
    ----------------------

          The Company shall be permitted to sell all or substantially all of its assets to an independent, unrelated third party. The Company shall be permitted to merge, consolidate, liquidate, dissolve, reorganize or transfer all or substantially all of its assets to the Corporate Shareholder or an affiliate, provided the Company's business shall be operated as a separate division with separate valuation and payouts and separate books and records.

16. Corporate Shareholder's Permitted Transactions.
    -----------------------------------------------

          The Corporate Shareholder, its Subsidiaries and any of its Affiliates may engage in or possess an interest in other business ventures of any nature and description, independently or with others, including corporations or other business entities engaged in any and all aspects of the telecommunications industry, including but not limited to, the acquisition, construction, ownership, operation and management of Alternate Access and information movement businesses, including businesses which are competitive but not substantially similar to the Company's business. Neither the Company nor the Individual Shareholders shall, by virtue of their interest in the Company, have any right in or to such other ventures, including any opportunities developed by, or the income or profits derived from, such other ventures. The

Corporate Shareholder will provide the company a reasonable opportunity to bid, participate or join in such other venture(s) outside of the Company. Notwithstanding the previous sentence, the decision as to whether the Company shall participate in such venture will be within the sole discretion of the Corporate Shareholder.

17. Closings.
    ---------

          The closing of any purchase and sale of Shares under this Agreement shall take place at the principal office of the Company (or such other location as may be agreed to by all parties involved). At the closing, the party selling Shares shall deliver the certificates for the Shares being sold, duly endorsed for transfer and free and clear of any lien, claim, charge, pledge, security interest or encumbrance whatsoever.

18. Stock Certificates.
    -------------------

          All certificates representing Shares shall be marked with the following legend:

               This certificate of stock and the shares represented thereby are held subject to the terms, covenants and conditions of a certain Agreement among the Company and its then Shareholders, dated as
               of                       , 1991 and all amendments thereto, and
                  ----------------------
               may not be transferred except in accordance with the terms and provisions thereof. A copy of the Shareholders Agreement and all amendments thereto is on file at the principal office of the corporation.

19. Notices.
    --------

          (a)  General Rule.  Notices and all other communications under this
               -------------
     Agreement shall be in writing and shall be either hand-delivered to the recipient or mailed by certified mail, return receipt requested, addressed as follows:

               If to the Company, to:

               Adelphia Communications Corporation
               5 West Third Street
               Coudersport, PA  16915

               If to the Shareholders, to:

               Paul D. Fajerski
               331 Alamo Drive
               Upper St, Clair, PA  15241

               Charles R. Drenning
               1443 Old Meadow Road
               Upper St. Clair, PA 15241

               Randolph S. Fowler
               336 Catalina Drive
               Upper St. Clair, PA  15241

               with a copy to:

               Bernard Eisen, Esq.
               Klett Lieber Rooney & Schorling
               40th Floor, One Oxford Centre
               Pittsburgh, PA  15219

               Charles L. Holsworth, Esq.
               Charles L. Holsworth and Associates P.C.
               2550 Brownsville Road
               Bavarian Village
               Library, PA  15129

In the case of any other Shareholder, to the address of the Shareholder on the records of the Company.

          (b)  Change of Address.  Any party hereto may designate a different
               ------------------
     address to which notices are to be sent by giving notice of such change of address in conformity with the provisions of this Section.

          (c)  Time of Notice, Unless otherwise specified in this Agreement,
               ---------------
     all notices shall be deemed to have been given when delivered or mailed in accordance with this Section.

20. Termination.
    ------------

          This Agreement shall continue in full force and effect until the earlier of:

               (i) such time as the holders of all of the Shares subject to this Agreement at the time shall agree to its termination; or

               (ii) the Company shall close a public offering of an equity security of the Company.

21. Rights, Obligations and Remedies.
    ---------------------------------

          Except as provided herein, none of the parties hereto may assign, transfer or otherwise dispose of any of their rights or obligations under this Agreement. All rights and obligations under this Agreement shall inure to and be binding upon the parties hereto and each of their respective heirs, personal representatives, successors and assigns. The rights and obligations under this Agreement are several, with each party being completely free to enforce any or all rights or obligations under this Agreement against any other party with or without the concurrence or joinder of any other party. The Shares are unique, and the damages that might result to any party by breach of this Agreement by any other party are difficult to determine, and, therefore, in addition to all of the other remedies that may be available under applicable law, any party shall have the right to equitable relief, including, without limitation, the right to enforce specifically the terms of this Agreement by obtaining injunctive relief against any party violating its terms.

22. General.
    --------

          (a)  Confidentiality.  Each of the parties to this Agreement agrees
               ----------------
     to regard and preserve as confidential all the terms and provisions of this Agreement and shall not disclose the terms and provisions to any other party.

          (b)  Computation of Days.  In computing a number of days for any
               --------------------
     purpose under this Agreement, all days shall be counted, including Saturdays, Sundays, and holidays.

          (c)  Headings.  All headings in this Agreement are for convenience
               ---------
     only, and they do not form a part of this Agreement and shall not affect its interpretation.

          (d)  Gender, Number and "Person."  Words used in this Agreements,
               ----------------------------
     regardless of the gender or number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires. The term "person" includes a corporation, partnership or other association, as well as a natural person.

          (e)  Waiver.  No course of dealing by any party or by the holder of
               -------
     any note that may be issued as permitted by this Agreement, nor any delay or failure on the part of any person to exercise any right shall operate as a waiver of such right or otherwise prejudice such person's rights, powers and remedies, nor shall any waiver of one breach be construed as a waiver of any rights or remedies with respect to any subsequent breach.

          (f)  Expenses.  The costs incurred by the Shareholders in respect of
               ---------
     the preparation, negotiation and execution of this Agreement or any Exhibits hereto shall be borne by the Company.

          (g)  Enforceability.  If any part of this Agreement is found to be
               ---------------
     invalid, illegal or unenforceable with respect to any person or set of circumstances under any present or future laws in effect at any time during the term of this Agreement, then and in that event it is the intention of the parties that the remainder of this Agreement shall not be affected thereby.

          (h)  Entire Agreement.  This writing represents the entire agreement
               -----------------
     and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith. This Agreement may not be amended or modified except by an agreement in writing signed by each of the parties hereto at the time.

          (i)  Counterparts.  This Agreement may be executed in several
               -------------
     counterparts each of which is an original and any Shareholder may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart to produce or account for any of the other counterparts.

          (j)  Governing Laws.  This Agreement shall be governed by and
               ---------------
     interpreted and enforced in accordance with the substantive laws of the Commonwealth of Pennsylvania, without reference to the principles governing the conflict of laws applicable in that or any other jurisdiction.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

ATTEST:                             CORPORATE SHAREHOLDER:
                                    ADELPHIA COMMUNICATIONS
                                    CORPORATION


/s/ Daniel R. Milliard, Secretary   By: /s/ James P. Rigas
- ---------------------------------       -------------------
                                         Vice President

WITNESS:                            INDIVIDUAL SHAREHOLDERS:


/s/ B. Eisen                        /s/ Paul D. Fajerski    (SEAL)
- ---------------------------------   ---------------------
                                    PAUL D. FAJERSKI


WITNESS:


/s/ B. Eisen                        /s/ Charles R. Drenning (SEAL)
- ---------------------------------   -----------------------
                                    CHARLES R. DRENNING


WITNESS:


/s/ B. Eisen                        /s/ Randolph S. Fowler  (SEAL)
- ---------------------------------   -----------------------
                                    RANDOLPH S. FOWLER

                              EMPLOYMENT AGREEMENT
                              --------------------

          EMPLOYMENT AGREEMENT, dated as of October    , 1991 between (the
                                                    ---
"Employee") and HYPERION TELECOMMUNICATIONS, INC. (the "Company"), a Delaware corporation.

                              W I T N E S S E T H:

          WHEREAS, the Company desires to assure itself of the benefit of the Employee's services and experience for a period of time; and

          WHEREAS, the Employee is willing to enter into an Agreement to that end with the Company upon the terms and conditions herein set forth.

          NOW THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

     1.   Term of Agreement
          -----------------

          Subject to the terms and conditions hereof, the term of employment of the Employee under this Employment Agreement shall be for the period commencing
on the date hereof and terminating at midnight on                        , 1996,
                                                  -----------------------
Employee may defer commencement for thirty (30) days after the date hereof.

     2.   Services to be Rendered
          -----------------------

          The Company hereby agrees to employ the Employee as an executive officer to perform services for the Company in such areas as requested by the Company exclusive of Allegheny County, Pennsylvania, subject to the terms, conditions and provisions of this

Employment Agreement, The Employee hereby accepts such employment and agrees to devote his full time and attention to rendering services to the Company under this Employment Agreement. In connection with the rendition of such services, the Employee shall report to and be subject to the direction of the President and Board of Directors of the Company, and he shall perform such services as shall be designated by them.

     3.   Compensation
          ------------

          3.1 In full payment for services rendered to the Company under this Employment Agreement, the Company shall pay the Employee a base salary of not less than $90,000 per year during the term hereof ("Base Salary"), to be paid in accordance with Company policy. The Base Salary shall be increased by the amount of Adelphia Communications Corporation wages grid for hourly employees is increased each year.

          3.2 In addition to the compensation otherwise provided for in this Paragraph 3, the Employee shall, during the term of this Employment Agreement, also be eligible to be awarded a bonus, as provided for in Paragraph 4 of this Employment Agreement,

          3.3 The Employee shall be deemed to be a 10-year employee and shall, during the term of this Employment Agreement, be entitled to (i) vacations and fringe benefits, including reimbursement of business expenses consistent with the present practice of Adelphia Communications Corporation for its employees as set forth in the Adelphia Communications Corporation Handbook and (ii) the use of appropriate office space.

     4.   Bonus Compensation
          ------------------

          The Company covenants and agrees that, for each fiscal year during the term of the Employment Agreement, the Employee will be entitled to receive bonus compensation

("Bonus Compensation") provided the Employee meets the performance criteria to be mutually agreed upon, with the maximum award not to exceed $20,000 per annum payable quarterly,

     5.   Disability, Death and Termination
          ---------------------------------

          5.1 In the event of the Employee's physical or mental disability (so that the Employee is not reasonably able to render his full services hereunder), the Employee's Base Salary shall continue for the period of any such disability less any disability payments; provided, however that in the event any such disability shall continue for a consecutive period of more than one hundred eighty (180) days, then the Company may at its election, terminate this Employment Agreement. In the event of any such termination, the Company shall only be obligated for compensation earned by the Employee prior to such termination

          5.2 Upon the death of the Employee the Company shall continue for a period of one hundred eighty (180) days from the Employee's date of death to pay the Base Salary to the Employee's designated beneficiary.

          5.3  If any of the following events should occur:

               (i) the Employee voluntarily resigns or retires as an employee of the Company without prior written consent of the Company;

               (ii) the Company terminates the Employee's employment for cause which is defined as good and sufficient cause;

               (iii) the Employee materially breaches this Employment Agreement and fails to cure such breach within thirty calendar days after receiving written notice of such breach from the Company;

then the Company's obligations hereunder shall terminate and no further payments of any kind shall thereafter be made by the Company to the Employee hereunder.

     6.   Employees Acknowledgments
          -------------------------

          Employee recognizes and acknowledges that: (a) in the course of Employee's employment by the Company it will be necessary for Employee to acquire information which could include, in whole or in part, information concerning the Company's sales, sales volume, sales methods, sales proposals, customers and prospective customers, identity of customers and prospective customers, identity of key purchasing personnel in the employ of customers and prospective customers, amount or kind of customer's purchases from the Company, the Company's sources of supply the Company's computer programs, system documentation special hardware, product hardware, related software development, the Company's manuals, formulae processes, methods, machines, compositions, ideas, improvements, inventions or other confidential or proprietary information belonging to the Company or relating to the Company's affairs (collectively referred to herein as the "Confidential Information"); (b) the Confidential Information is the property of the Company; (c) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (d) it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to others or use the Confidential Information to Employee's own advantage or the advantage of others.

          Employee further recognizes and acknowledges that it is essential for the proper protection of the business of the Company that Employee be restrained
(a) from soliciting or
inducing any employee of the Company to leave the employ of the Company, (b) from hiring or attempting to hire any employee of the Company, (c) from soliciting the trade of or trading with the customers and suppliers of the Company for any business purpose and (d) from competing against the Company for a reasonable period following the termination of Employee's employment with the Company.

     7.   Employee Covenants, Representations and Agreements
          --------------------------------------------------

          7.1  Non-Disclosure of Confidential Information.  Employee agrees to
               -------------------------------------------
hold and safeguard the Confidential Information in trust for the Company, its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during his employment with the Company or subsequent to the termination of his employment with the Company for any reason, including without limitation termination by the Company for cause or without cause, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee's duties to the Company,

          7.2  Disclosure of Works and Inventions/Assignment of Patents.
               ---------------------------------------------------------
Employee shall disclose promptly to the Company or its nominee any and all works, inventions, discoveries and improvements authorized, conceived or made by Employee during the period of employment and related to the business or activities of the Company, and hereby assigns and agrees to assign all his interest therein to the Company or its nominee. Whenever requested to do so by the Company Employee shall execute any and all applications assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters, Patents. or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein. Such obligations shall continue beyond the termination of employment with respect to works, inventions, discoveries and improvements authored, conceived or made by Employee during the period of employment, and shall be binding upon Employee's assigns, executors, administrators and other legal representatives,

          7.3  Duties.  Employee agrees to be a loyal employee of the Company.
               -------
Employee agrees to devote his best efforts full time to the performance of his duties for the Company, to give proper time and attention to furthering the Company's business, and to comply with all rules, regulations and instruments established or issued by the Company. Employee further agrees that during the term of this Agreement, Employee shall not, directly or indirectly, engage in any business which would detract from Employee's ability to apply his best efforts to the performance of his duties hereunder. Employee also agrees that he shall not usurp any corporate opportunities of the Company.

          7.4  Return of Materials.  Upon the termination of Employee's
               --------------------
employment with the Company for any reason, including without limitation termination by the Company for cause or without cause, Employee shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

          7.5  Restrictions on Competition.  Employee covenants and agrees that
               ----------------------------
during the period of Employee's employment hereunder and for a period of three
(3) years following the termination of Employee's employment, including without limitation termination as set forth in Paragraph 5.03 hereof, Employee shall not engage in any competing business, directly or indirectly, whether as principal or as agent, officer, director, employee consultant shareholder, or otherwise, alone or in association with any other person, corporation or other entity in any city or municipality where the Company is offering its products or services.

          For purposes of this Agreement, the term "competing business" shall mean any person, corporation or other entity engaged in the business of (a) providing telecommunications alternate access network systems or (b) selling or attempting to sell any product or service which is the same as or similar to products or services sold by the Company within the last three (3) years prior to termination of Employee's employment hereunder.

          7.6  Non-Solicitation of Customers and Suppliers.  Employee agrees
               --------------------------------------------
that during his employment with the Company he shall not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer, supplier, or prospective supplier of the Company for any business purpose other than for the benefit of the Company. Employee further agrees that for three (3) years following termination of his employment with the Company, including without limitation, termination by the Company for cause or without cause, Employee shall not, directly or indirectly, solicit the trade of, or trade with, any customers or suppliers, or prospective customers or suppliers, of the Company.

          7.7  Non-Solicitation of Employees.  Employee agrees that, during his
               ------------------------------
employment with the Company and for three (3) years following termination of Employee's employment with the Company, including without limitation termination by the Company for cause or without cause, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company.

          7.8  Work Made for Hire.  Employee agrees that in the event of
               -------------------
publication by Employee of written or graphic materials the. Company will retain and own all rights in said materials, including right of copyright.

          7.9  No Violation of Other Agreements.  Employee represents and agrees
               ---------------------------------
that by entering into this Agreement, he will not violate or breach any other agreement or contract by which he is bound. Employee further represents and warrants that his employment with the Company will not require him to disclose or use any confidential information belonging to prior employers or other persons or entities.

     8.   Expenses.
          ---------

          All reasonable travel, entertainment and other expenses incidental to the rendering of services by the Employee hereunder shall be paid by the Company in accordance with its normal practices in effect from time to time. If such expenses are paid in the first instance by the Employee, the Company shall reimburse him promptly therefor upon presentation of proper invoices.

     9.   Non-assignability
          -----------------

          Except as otherwise provided herein, this Employment Agreement may not be assigned by either the Company or the Employee,

     10.  Merger or Consolidation
          -----------------------

          In the event of the merger or consolidation of the Company with any other corporation or corporations, or of the sale by the Company of a major portion of its assets or of its business and good will, this Employment Agreement shall be assigned and transferred to such successor in interest as an asset of the Company and such assignee shall assume the Company's obligations hereunder, in which event the Employee agrees to continue to perform his duties and obligations according to the terms and conditions hereof for such assignee or transferee of this Employment Agreement.

     11.  Notices
          -------

          All notices and other communications which are required or may be given under this Employment Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

               If to the Company, to it at the following address;

               Hyperion Telecommunications, Inc.
               Coudersport, PA 16915


               If to the Employee, to him at the following address:

               with a copy to:

               Bernard Eisen, Esq.
               Klett Lieber Rooney & Schorling
               40th Floor, One Oxford Centre
               Pittsburgh, PA 15219

or to such other place as either party shall have specified by notice in writing to the other.

     12.  Governmental Regulation
          -----------------------

          Nothing contained in this Employment Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Employment Agreement and any statute, law, ordinance, order or regulation, the latter shall prevail, but in such event any such provision of this Employment Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

     13.  Governing Law
          -------------

          This Employment Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     14.  Entire Agreement; Amendment
          ---------------------------

          This Employment Agreement sets forth the entire understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreements, arrangements and understandings relating to the subject matter and may only be amended by a written Agreement signed by both parties hereto or their duly authorized representatives.

          IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

WITNESS:

                                                                     (SEAL)
- ---------------------------------   ---------------------------------


ATTEST:                             HYPERION TELECOMMUNICATIONS,
                                    INC.

                                    By:
- ---------------------------------      ------------------------------

[CORPORATE SEAL]